UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 29, 2015 (September 25, 2015)

MOUNT TAM BIOTECHNOLOGIES, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-192060	45-3797537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Redwood Boulevard Novato, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(310) 800-7175

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On  September 25, 2015, the registrant entered into a Securities Purchase Agreement by and between the registrant and an investor, pursuant to which the registrant agreed to sell and issue to the investor 200,000 shares of the registrant’s common stock (the “Shares”), par value $0.0001 per share, at a purchase price of $0.50 per share or $100,000 in the aggregate.

A copy of the Securities Purchase Agreement is included as an exhibit to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

As more fully described in Items 1.01 above, on September 25, 2015, in connection with and pursuant to the Securities Purchase Agreement, the registrant sold and issued the Shares to an investor for gross proceeds of $100,000. Such issuance was exempt from registration pursuant to Regulation D under Securities Act of 1933, as amended (the “Securities Act”).  The registrant made this determination based on the representations of the investor which included, in pertinent part, that such investor was an “accredited investors” as that term is defined in Rule 501 of Regulation D under the Securities Act, and that such investor was acquiring the Shares for investment purposes for its own accounts and not as a nominee or agent, and not with a view to the resale or distribution thereof, and that such investor understood that the Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01	Financial Statement and Exhibits.

(d)          Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement dated September 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOUNT TAM BIOTECHNOLOGIES, INC.
Date:	September 29, 2015	(Registrant)

		By:	/s/ Timothy Powers
Dr. Timothy Powers
Chief Executive Officer